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                               SEPTEMBER 26, 2003

                   RIGHTS OFFERING FOR SHARES OF COMMON STOCK

                                       OF

                                NTL INCORPORATED

                             UNDERWRITING AGREEMENT

                               September 26, 2003

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005-2858

and

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

and

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

On behalf of themselves and as representatives of the several Underwriters who are or shall become parties hereto,

Ladies and Gentlemen:

      NTL Incorporated, a Delaware corporation (the "COMPANY"), proposes to offer shares of common stock, par value $0.01 per share, to be issued in an exact number to be determined pursuant to this Agreement (the "UNDERWRITING AGREEMENT" or this "AGREEMENT") and as specified in the Offer Prospectus (as defined below), in a rights offering with pre-emptive rights (the "RIGHTS") granted pro rata to holders of shares of common stock of the Company ("SHAREHOLDERS").

      The Shares (as defined below) will be offered for subscription at a price to be determined pursuant to this Agreement and specified in the Offer Prospectus. Each holder of a share of common stock outstanding as of the record date specified in the Offer Prospectus shall receive the number of Rights per share of outstanding common stock as specified in the Offer Prospectus. Each Right entitles the holder thereof to purchase one Share, except as set forth in the Offer Prospectus with respect to non-U.S. Shareholders.

      Subject to the terms and conditions of this Agreement, you and the additional underwriters appointed by the Company (if any) pursuant to Section 3(c) of this Agreement (together, the "UNDERWRITERS") agree to purchase the number of Shares underlying any Rights, other than Rights to be subscribed by certain Shareholders pursuant to Participating Purchaser Agreements described herein, which have not been exercised by the holders thereof as of the expiration of the Rights Exercise Period (as defined in Section 2(d)). The aggregate number of Shares to be purchased by the Underwriters pursuant to this Agreement (the "ALLOTTED SHARES") will be determined in accordance with Section 3 below. As soon as practicable after the Expiration Time (as defined in Section 2(g)) and, in any event, not later than noon, New York City time, on the next succeeding business day following the Expiration Time, the Company will provide written notice to the Lead Underwriters by facsimile transmission, with a copy to Davis Polk & Wardwell, specifying the number of Allotted Shares, if any (the dispatch of such notice, with transmission confirmation received, being referred to as the "DETERMINATION TIME"). If such notice is not provided by 9:00 a.m. on the business day following the Expiration Time, the Company will provide the Lead Underwriters with an estimate, based on information available to it, of the number of Allotted Shares by 9:00 a.m. New York City time on such day. The Allotted Shares are being underwritten as described in this Agreement. As used herein, unless otherwise specified, the term "SHARES" refers to both the shares of common stock of the Company to be issued to holders of Rights upon exercise thereof and to the Allotted Shares.

      Subject to the terms and conditions of this Agreement, the Underwriters shall subscribe for the Allotted Shares at a purchase price per Share (the "PURCHASE PRICE") to be equal to the exercise price payable with respect to the exercise of any Right. The Purchase Price will be determined pursuant to and in accordance with Section 3(e) and Schedule III of this Agreement and as set forth in the Offer Prospectus.

      The Company will deliver the Allotted Shares against payment of the aggregate Purchase Price for the Allotted Shares on the fourth business day after the Determination Time (the "CLOSING DATE") provided, that if the Determination Time occurs prior to 4:30 p.m. New York City time, the Closing Date shall be the third business day after the Determination Time. Simultaneously therewith the Company shall pay all underwriting fees, expenses and applicable taxes as provided herein. For the purposes of this Agreement, "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

      The Company has entered into and may enter into agreements with certain existing Shareholders pursuant to which such Shareholders shall commit to exercise all or a specified portion of their pro-rata share of the Rights granted to acquire Shares in the Rights Offering (each such Shareholder a "PARTICIPATING PURCHASER" and each such agreement a "PARTICIPATING PURCHASER AGREEMENT").

      The transactions with the Participating Purchasers, the issuance of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights and the purchase and sale of the Allotted Shares by the Underwriters contemplated in this Agreement are collectively referred to as the "RIGHTS OFFERING".

      Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. shall act as "LEAD UNDERWRITERS" of the Rights Offering.

      The Company and the Underwriters, if and to the extent required under Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the "INDEPENDENT UNDERWRITER") as a "qualified independent underwriter" ("QIU") within the meaning of Rule 2720(b)(15) in connection with the Rights Offering.

      Shares of common stock of the Company are currently listed for quotation on the National Association of Securities Dealers Automated Quotations National Market

System ("NASDAQ"). The Company will apply for the Rights to be listed for quotation on Nasdaq.

      1. The Company represents and warrants to, and agrees with, each of the Underwriters as set forth below. Each representation, warranty and agreement shall be made as of the date hereof, as of the Effective Date and as of the Closing Date, except that the representations set forth in paragraph (z) of this
Section 1 are made only as of the Effective Date and the Closing Date, and that the representations set forth in paragraph (aa) of this Section 1 are made only as of the Closing Date.

      (a) A registration statement on Form S-1 (the "INITIAL REGISTRATION STATEMENT") in respect of the Shares and the Rights is being filed with the Securities and Exchange Commission (the "COMMISSION") on the date of this Agreement in the form delivered to you prior to the execution of this Agreement; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The form of prospectus included in the Registration Statement filed with the Commission on the date of this Agreement is hereinafter referred to as the "INITIAL PROSPECTUS"; the Initial Prospectus and any subsequent preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "ACT"), is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement, including all exhibits thereto, each as amended at the time such part of the Initial Registration Statement or any post-effective amendment thereof becomes effective (the "EFFECTIVE DATE"), and any registration statement increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Act, which becomes effective upon filing, and any post-effective amendment of the Initial Registration Statement are hereinafter collectively called the "REGISTRATION STATEMENT"; and the final prospectus contained therein at the Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b), the "OFFER PROSPECTUS"), and any amended form of such prospectus provided under Rule 424(b) or contained in a post-effective amendment to the Registration Statement is hereinafter called the "PROSPECTUS"; as used herein, the term "CURRENT PROSPECTUS" means (i) as of the date of this Agreement, the Initial Prospectus, (ii) after the date of this Agreement and prior to the Effective Date, the latest dated Preliminary Prospectus filed with the Commission and (iii) as of the Effective Date, the Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission;

      (b) Except as disclosed to the Underwriters, the Initial Prospectus conforms in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Underwriters expressly for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the following information in the Initial Prospectus furnished on behalf of each Underwriter: the sixth paragraph on page 160 and the first, second, third and sixth paragraphs on page 161 under the caption "Underwriting", in each case as such information may be amended in any Preliminary Prospectus or the Prospectus at the request of the Lead Underwriters or the Independent Underwriter, as the case may be (such information, the "UNDERWRITER INFORMATION");

      (c) Except as disclosed in the Current Prospectus, (i) neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included in the Current Prospectus any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) since the date of the latest audited financial statements included in the Current Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, (iii) since the respective dates of the information which is given in the capitalization table set forth in the Current Prospectus, including the notes thereto, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than (x) the distribution of the Rights, (y) the issuance of the Shares upon exercise thereof and (z) any issuance of preferred stock, in each case in connection with the Rights Offering, and (iv) since the date of the latest audited financial statements included in the Current Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole. For the purposes of this Agreement, a "SUBSIDIARY" of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Each subsidiary listed on Schedule IV to this Agreement is referred to as a "MATERIAL SUBSIDIARY", and each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Act is included on Schedule IV. No Material Subsidiary owns or leases any property or conducts any business in the United States other than in the States of Delaware and New York;

      (d) The Company and its Material Subsidiaries have good and marketable title to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Current Prospectus (including liens granted pursuant to the Exit Notes, the Senior Credit Facility and the Working Capital Facility, each as defined below) or such as do not materially

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affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries taken as a whole; and any material real property, buildings and other premises held under lease by the Company and its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole;

      (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Current Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation except, in each case, to the extent the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the Company makes no representation or warranty as to the enforceability of any provision that relates to indemnification, contribution or exculpation;

      (f) The Company has an authorized capitalization as set forth in the Current Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and conform to the description of the Shares contained in the Current Prospectus. All of the issued shares of capital stock of the Company are fully paid and non-assessable except to the extent that any failure to be fully paid could not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and, to the extent relevant in the jurisdiction of incorporation of such subsidiary, non-assessable and (except for directors' qualifying shares and except as set forth in the Current Prospectus or in the list of subsidiaries filed as an exhibit to the Registration Statement) are owned directly or indirectly by the Company, except as could not reasonably be expected to have a Material Adverse Effect. Such shares are owned free and clear of all material liens, encumbrances, equities or claims, except for liens granted pursuant to the Company's 19% Senior Secured Notes due January 1, 2010, including any guarantees granted thereunder (the "EXIT NOTES"), the credit agreement of the Company's subsidiary NTL Investment Holdings Limited originally dated May 30, 2000, as amended and restated, including any guarantees granted thereunder (the "SENIOR CREDIT FACILITY") and the Working Capital Credit Facility of the Company's subsidiary, NTL Communications Limited, originally dated May 30, 2000, as amended, including any guarantees granted thereunder (the "WORKING CAPITAL FACILITY"). There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of the Company's common stock or any other class of capital stock of the Company except as disclosed in the Current Prospectus and except for such stock options or other incentive grants as may be issued in the ordinary course of business after the Effective Date. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company within 90 days after the Closing Date or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except (x) such contracts, agreements or understandings that have been fulfilled by the Company pursuant to registration statements outstanding on the date of this Agreement or (y) as described in the Current Prospectus or filed as an exhibit to the Registration Statement;

      (g) The distribution of the Rights and issuance of the Shares, including the Allotted Shares to be issued and sold by the Company to the Underwriters hereunder, have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided in the Current Prospectus and in this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Current Prospectus. Upon the distribution by the Company of Rights in respect of shares of common stock of the Company, such Rights will be duly and validly issued and enforceable in accordance with their terms, and will conform to the description thereof in the Current Prospectus, and holders of Rights will be entitled to the rights described in the Current Prospectus. Except for (i) restrictions on transfer under the Act that will apply to the Shares subscribed pursuant to the Participating Purchasers Agreements, (ii) the registration requirements of the Act and any requirements under state securities laws applicable to the Rights Offering and (iii) as otherwise described in the Current Prospectus, there are no legal restrictions on the distribution of the Rights, or the sale, issuance and delivery of the Shares upon exercise of the Rights, under Delaware or other applicable law or in the By-laws of the Company;

      (h) The distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including compliance by the Underwriters with their obligations hereunder) (i) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, including any license, authorization, order, rule or regulation administered or promulgated by the Irish Commission for Communications Regulation ("COMREG"), the UK Office of Telecommunications ("OFTEL"), the UK Office of Communications ("OFCOM"), the

UK Independent Television Commission ("ITC"), the UK Department of Trade and Industry ("DTI") or the rules and regulations of Nasdaq, and (iv) will not trigger the distribution of "Rights Certificates" (as defined by Section 3(a) of the Rights Agreement (the "POISON PILL PLAN"), dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock & Trust Company), except in any such case described in subclause (i) or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company (in each case on the terms set forth in the Current Prospectus and this Agreement) and the execution and delivery by the Company of this Agreement and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated, except the registration under the Act of the Shares and approvals under the Hart-Scott-Rodino Antitrust Act (the "HSR ACT") relating to the placement of Shares with certain Shareholders and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Allotted Shares by the Underwriters or (ii) the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (j) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws (or, in the case of subsidiaries organized outside of the United States, its Memorandum or Articles of Association or similar constitutive document) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in any such case described in subclause (ii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (k) The statements set forth in the Current Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares, under the captions "Business - Government Regulation"; "Business - Legal Proceedings"; "Certain Relationships and Related Transactions"; "Description of Our Indebtedness"; and "Material U.S. Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and true in all material respects;

      (l) Except as disclosed in the Current Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

      (n) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

      (o) The Company and its subsidiaries own or possess, or have the right to use, or can acquire on commercially reasonable terms, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the "INTELLECTUAL PROPERTY Rights"), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of material infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (q) The Underwriters will not be required to pay any ad valorem stamp duty, stamp tax, stamp duty, reserve tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the United States or the United Kingdom, in connection with (i) the issuance of the Rights, (ii) the sale, issuance and delivery of the Shares upon exercise of the Rights or (iii) the issue and delivery of the Allotted Shares by the Company to the Underwriters;

      (r) The Company and its Material Subsidiaries possess all material certificates, authorizations, licenses, and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any material certificate, authorization, license, or permit, except as described in the Current Prospectus;

      (s) Except as disclosed in the Current Prospectus and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect to such deductibles, co-insurance and self-insurance) as is customary in the businesses in which they are engaged (it being understood that the Company and its Material Subsidiaries do not maintain insurance with respect to the underground portion of their cable network); (ii) neither the Company nor any of its Material Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance; and (iii) neither the Company nor any of its Material Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

      (t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than as properly reserved for in the latest audited financial statements of the Company included in the Current Prospectus and other than as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (u) The consolidated financial statements of the Company included in the Initial Registration Statement and any Preliminary Prospectus, together with the related notes, do, and any such financial statements included in the Registration Statement and the Prospectus will, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity (deficit) and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP"), except as otherwise noted in such financial statements, applied on a consistent basis throughout the periods involved and in conformity with the rules and regulations of the Commission. The selected financial data included in the Initial Registration Statement and any Preliminary Prospectus do, and any such data included in the Registration Statement and the Prospectus will, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Initial Registration Statement and the Initial Prospectus;

      (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management's general or specific authorizations in all material respects; such controls include controls designed to ensure that
(i) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability,
(ii) access to assets is permitted only in accordance with management's general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material failure or deficiency in such controls;

         (w) The Company's outstanding common stock is quoted on Nasdaq and no such approval has or will have been suspended, withdrawn or terminated at any time between the Effective Date and the Closing Date;

         (x) The Company and the Company's directors and officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, except with respect to the Company's annual report on From 10-K for the year ended December 2002 as to which certifications were not provided on a timely basis;

         (y) The Company has entered into Participating Purchaser Agreements with certain Participating Purchasers as of the date of this Agreement as described in the Current Prospectus. Copies of each such Participating Purchaser Agreement are attached hereto, and each such Participating Purchaser Agreement remains in full force and effect, except with respect to such amendments as have been approved with the unanimous consent of the Lead Underwriters in accordance with Section 5(i);

         (z) The Registration Statement has been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and

         (aa) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issuance of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company (in each case on the terms set forth in the Current Prospectus and this Agreement) and the execution and delivery by the Company of this Agreement and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated, except for consents, approvals, authorizations, orders, registrations or qualifications (i) that have been obtained and remain in full force and effect, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (iii) as are immaterial to the Company for the consummation of the transactions contemplated herein.

         2. (a) Subject to the terms and conditions of this Agreement, the Company hereby undertakes to offer the Shares for subscription by holders of Rights as set forth in this Agreement and the Current Prospectus. On the basis of the representations, warranties and agreements and subject to the conditions herein contained, the Lead Underwriters undertake, severally and not jointly, to subscribe for the Allotted Shares, if any, as set forth in this Agreement and in the Current Prospectus. The parties agree that such offers by the Company or any of the Underwriters will not be made to persons in any jurisdiction where such offer is prohibited by applicable law or regulation.

         (b) Rights to subscribe for Shares shall be allotted to all Shareholders on the record date specified in the Offer Prospectus on a pro-rata basis. The number of Rights to be issued per share of outstanding common stock and the Purchase Price will be determined on the Pricing Date (as defined below) and reflected in the Offer Prospectus. Unless otherwise agreed between the Company and a majority of the Lead Underwriters, the record date will be the third calendar day following the Pricing Date (unless such day falls on a day which is not a business day, in which case the record date will be the next business day) or as soon thereafter as is permitted by Nasdaq.

         (c) The Company shall be responsible for effecting the distribution of certificates representing Rights, the Prospectus and any related materials to each holder of the Company's shares, provided that no Rights or Shares issuable upon exercise thereof shall be issued by the Company to persons to whom such issuance would be unlawful pursuant to applicable law or who are not entitled to be offered such Rights as set forth in the Current Prospectus.

         (d) The Rights may be exercised by Shareholders, or third parties who have purchased Rights, during the rights exercise period specified in the Offer Prospectus, which period shall begin on the business day after the Effective Date and end on the 13th calendar day after the Pricing Date (the "RIGHTS EXERCISE PERIOD").

         (e) Except for restrictions on transfer to or by persons in certain non-U.S. jurisdictions as described in the Current Prospectus, Rights shall be freely transferable during the Rights Exercise Period, and will be available for quotation on Nasdaq during the Rights Exercise Period until the close of business on the last trading day prior to the Expiration Time. If the record date specified in the Offer Prospectus for the distribution of Rights is later than the Pricing Date, the Rights will be available for quotation on Nasdaq beginning no later than the first business day after the Pricing Date.

         (f) The Company will issue Shares promptly upon receipt of completed subscriptions throughout the Rights Exercise Period. The Company will use its reasonable best efforts to procure that Shares issued in respect of Rights exercised by the Underwriters will be issued on the date of exercise of such Rights, or at such date specified by the Lead Underwriters providing for settlement no later than the date permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended.

         (g) The Rights Exercise Period will terminate at 5:00 p.m. New York City time, or such other time as agreed by the Company and the Underwriters, on the last day of the Rights Exercise Period (the "EXPIRATION TIME"). The Company hereby agrees and undertakes to allocate the Allotted Shares, if any, for subscription by the several Underwriters on the terms and conditions set forth in this Agreement as soon as practicable after the Expiration Time and, in any event, not later than noon on the next succeeding business day following the Expiration Time.

         3. (a) As at the date of this Agreement, each Lead Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for and acquire at the Purchase Price the number of Allotted Shares having an aggregate Purchase Price equal to the amount set forth opposite the name of such Underwriter in Schedule I hereto (to be adjusted by the Underwriters so as to eliminate fractional Allotted Shares) (each an "UNDERWRITER COMMITMENT" and collectively the "TOTAL UNDERWRITER COMMITMENT"). The Total Underwriter Commitment as at the date of this Agreement is $826,000,000 as set forth in
Schedule I hereto.

         (b) In consideration of their services under this Agreement, the Company will pay to the Lead Underwriters, on behalf of themselves and on behalf of any Additional Underwriters appointed pursuant to Section 3(c) below, certain fees as set forth in Schedule II. Such fees shall be paid in U.S. dollars to the Lead Underwriters, on behalf of themselves and any Additional Underwriters (as defined below), on the Closing Date, such payment being credited to an account details of which have been notified not later than two business days prior to the Closing Date by the Lead Underwriters to the Company. Such fees shall be paid whether or not the Underwriters shall be called upon to purchase the maximum number of Allotted Shares represented by the Total Underwriter Commitment, provided that fees payable to any individual Underwriter will be conditioned on such Underwriters' satisfaction of its several obligation to purchase any Allotted Shares allotted to it.

         (c) The Company may appoint up to four additional Underwriters (each an "ADDITIONAL UNDERWRITER") to become party to this Agreement and thereby agree to subscribe up to 20% of the Total Underwriter Commitment in the aggregate, provided that each such Additional Underwriter shall have agreed to become party to this Agreement and to the agreement among underwriters dated September 26, 2003 among the Lead Underwriters. The Company agrees to notify the Lead Underwriters as promptly as practicable after appointing any Additional Underwriter. Any such appointment of an Additional Underwriter shall reduce, pro rata, the Underwriter Commitment of each other Underwriter. In consideration of their services under this Agreement, each Additional Underwriter shall receive its pro rata share, based on each Underwriter's respective Underwriter Commitment, of the Underwriting Fee set forth on Schedule II.

         (d) The Total Underwriter Commitment shall initially be $826,000,000 and the Participating Purchasers' Commitment (as defined in Section 7(a)(ix)) shall be no less than $224,000,000; provided that if the Participating Purchasers Commitment shall be less than $224,000,000 but greater than $222,500,000 due to the calculation of such Participating Purchasers' pro-rata allocation of Rights, then such shortfall in an aggregate amount of up to $1,500,000 shall be allocated to the Underwriters, pro rata amongst the Underwriters, and shall be included in the calculation of the Total Underwriter Commitment. The Company may elect to increase the Total Underwriter Commitment, in increments of $50,000,000, pro rata amongst the Underwriters, up to a Total Underwriter Commitment of $1,026,000,000 (where the corresponding Participating Purchasers' Commitment is equal to or greater than $222,500,000). If the Participating Purchasers' Commitment is equal to or greater than $400,000,000 then the Company may elect to increase the Total Underwriter Commitment, pro rata amongst the Underwriters, up to a Total Underwriter Commitment of $1,050,000,000. Unless otherwise agreed between the Company and the Lead Underwriters (acting unanimously) (i) at no time shall the Total Underwriter Commitment be less than $826,000,000 or greater than $1,050,000,000 and (ii) the total amount of the gross proceeds of the Rights Offering shall not exceed the Total Underwriter Commitment plus the total amount of the Participating Purchasers' Commitment. If the Total Underwriter Commitment is increased as provided herein, the Underwriting Fee payable to the Underwriters shall be increased in accordance with Schedule II. Notwithstanding the foregoing, the Company may reduce the Total Offering Size below $1,050,000,000 in order to comply with Nasdaq Stock Market Rule 4350 without requiring a stockholder vote, provided, that the number of shares to be purchased by the Underwriters shall be reduced proportionally to any reduction in the number of Shares to be purchased by the Participating Purchasers, and provided, further, that the aggregate Underwriting Fee payable to the Underwriters shall not be decreased in connection with any such reduction in Total Offering Size. The name of each Underwriter, its Underwriter Commitment and the Total Underwriter Commitment shall be set forth in the "Underwriting" section of the Offer Prospectus. The Company shall disclose in the Preliminary Prospectus used to make presentations to investors in the week prior to the Effective Date its good faith estimate of the anticipated Total Offering Size.

         (e) The Company shall notify the Lead Underwriters of the date on which it intends to request effectiveness of the Registration Statement. On or prior to the Effective Date, the Company shall have notified the Underwriters of the Total Underwriter Commitment and the total amount of the Participating Purchasers' Commitment. The Company and the Lead Underwriters shall jointly determine the Purchase Price based on the pricing terms set forth in Schedule
III. The Purchase Price will be calculated and announced on a date or dates to be determined by agreement among the Company and the Lead Underwriters (the "PRICING DATE"). The Purchase Price shall be calculated using a discount to the theoretical ex-rights price ("TERP") in accordance with the formula set forth in
Schedule III. The discount to TERP shall be 20% if the Total Underwriter Commitment equals $826,000,000. If the Total Underwriter Commitment is increased pursuant to Section 3(d) above, then the discount to TERP shall increase in accordance with Schedule III.

         (f) At the Determination Time, the Company shall notify the Lead Underwriters in writing of the aggregate number of Allotted Shares. The number of Allotted Shares notified to the Lead Underwriters shall be equal to (i) the Total Underwriter Commitment divided by the Purchase Price, less (ii) the aggregate number of Shares that have been subscribed for by holders of Rights at or prior to the expiration of the Rights Exercise Period (excluding any Shares to be purchased in satisfaction of any Participating Purchasers' Commitment, as defined below). Such number of Allotted Shares calculated in accordance with this Section 3(f) and stated in the notice from the Company shall be final and binding on the Company for all purposes. If all the Shares to be issued with respect to the Rights Offering have been subscribed for pursuant to the exercise of Rights, and as a consequence there are no Allotted Shares, then the obligations of the Underwriters under this Agreement shall be deemed satisfied as of the Determination Time and the amounts payable to the Underwriters hereunder shall become immediately payable.

         (g) The Rights will provide that any Rights that are not exercised prior to the expiration of the Rights Exercise Period (as defined below) will be deemed to be transferred to the Underwriters, without payment of any kind, immediately prior to the Expiration Time. The Underwriters will subscribe for the Allotted Shares directly or, to the extent required by the Company, through the exercise or deemed exercise of Rights; provided, that the Underwriters shall not be required to pay for any Allotted Shares prior to the Closing Date or to waive any condition to Closing in respect of Shares acquired through the exercise of Rights, and provided, further, that the Underwriters shall not be required to purchase Allotted Shares through the exercise of Rights except and to the extent that the proceeds to the Company from the exercise of Rights by persons other than the Underwriters are insufficient to repay in full all amounts outstanding on the Exit Notes (but instead shall purchase Allotted Shares directly).

         (h) The Company hereby agrees with each of the Underwriters that, without the prior written consent of a majority of the Lead Underwriters, it will not, during the period ending 90 days (the "LOCK-UP PERIOD") after the Closing Date (or if no Shares are allotted to the Underwriters, 90 days after the Determination Time)
(i) issue, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares out of authorized capital, or any securities convertible into or exercisable or exchangeable for shares out of authorized capital or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares out of authorized capital, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of shares out of authorized capital, or other securities, in cash or otherwise, except with respect to distribution of Rights and issuance of Shares pursuant to the Rights Offering, including sales of Allotted Shares to the Underwriters, and except for (x) issuances of stock options or other incentive grants, including restricted shares, that will become exercisable, or transferable and unrestricted in the case of restricted shares, after the Lock-Up Period, (y) pursuant to employee stock options or other incentive grants outstanding on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and (z) issuances of preferred stock to the Participating Purchasers to the extent that the Participating Purchaser Commitments exceed 20% of the shares of common stock outstanding under Nasdaq Stock Market Rule 4350. The provisions of this paragraph (h) shall survive any termination of this Agreement except for a termination pursuant to Section 9 hereof. The Company agrees that any request for consent to waive this provision will be directed to each of the Lead Underwriters. If this Agreement is terminated pursuant to Section 9 hereof, then the Lock-Up Period shall be deemed to have expired at the time of such termination.

         4. (a) Delivery of Allotted Shares shall be made by the Company to the respective accounts of the Underwriters (or to such other accounts as the Underwriters may designate) at 9.00 a.m., New York time, on the Closing Date against payment of the aggregate Purchase Price for the Allotted Shares by wire transfer of Federal (same day) funds to the account specified by the Company to the Lead Underwriters at least forty-eight hours in advance. All Allotted Shares to be delivered by the Company pursuant to this Agreement shall be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company.

         (b) The Company understands that after the Effective Date, the Underwriters may make offers and sales of the Allotted Shares or Shares acquired through the purchase and exercise of Rights. Each Underwriter agrees that it will not offer, sell or deliver any of the Allotted Shares in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Allotted Shares in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. The Underwriters agree that any such offers and sales shall be made in accordance with the plan of distribution set forth under "Underwriting" in the Prospectus (including any post-effective amendment or supplement thereto). The Underwriters agree that any sales in the United Kingdom will be made only to those categories of persons specified on the inside front cover of the

Current Prospectus as being permitted to receive the Prospectus in the United Kingdom. The Underwriters may use the Prospectus in connection with resales of such Allotted Shares, it being understood that the Prospectus is the sole document that the Company has authorized for delivery to prospective purchasers in connection with resales of such Allotted Shares. The Underwriters may agree to use joint selling efforts with respect to such offers and sales or may agree to permit each Underwriter to offer such Shares to prospective purchasers at a price per share to be determined at the sole discretion of such Underwriter or may undertake other distribution methods at their discretion.

         (c) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Allotted Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017 (the "CLOSING LOCATION"), and the Allotted Shares will be delivered at the Closing Location, all on the Closing Date. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

         5.     The Company agrees with each of the Underwriters:

         (a) To provide the Lead Underwriters with an opportunity to review any proposed amendment or supplement to the Initial Registration Statement, any Preliminary Prospectus or Prospectus a reasonable time in advance of submission thereof to the Commission; not to file any amendment to the Registration Statement other than on Form S-1; to make no amendments or any supplements to the Initial Registration Statement, any Preliminary Prospectus or Prospectus which shall be reasonably disapproved by the Lead Underwriters after providing reasonable time to review such amendment; to advise the Lead Underwriters, promptly after it receives notice thereof, of the time when the Initial Registration Statement, or any amendment thereto, has been filed or become effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Underwriters with copies thereof; to advise the Lead Underwriters, promptly after it receives notice thereof, of any comments or inquiries by the Commission (and to furnish the Lead Underwriters with copies of any correspondence related thereto) or of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to permit the Rights and the Shares to be offered and sold to the Company's Shareholders under state securities laws within the United States and to permit the Rights and Shares to be offered and sold pursuant to institutional or other private placements in the United Kingdom, Bermuda and the Cayman Islands and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Rights and the Shares, and the Company will not, and will not permit any of its subsidiaries to, knowingly take any action that would cause such activities to contravene, conflict with, or result in any violation or breach of such laws, including any institutional or other private placement exemption from such laws, provided that in connection therewith the Company shall not be required to qualify the Rights and Shares for distribution in a public offering in any of the United Kingdom, Bermuda or the Cayman Islands or otherwise in any jurisdiction outside the United States, or to file a prospectus pursuant to the United Kingdom Public Offers of Securities Regulations 1995 or in any other jurisdiction which would require the Company to submit the Prospectus for approval following substantive review thereof or to pay any fees (unless such fees are paid for or reimbursed by the Underwriters), or to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction, or subject itself to taxation in respect of doing business in any such jurisdiction in which the Company is not otherwise subject;

         (c) Prior to 10:00 A.M., New York City time, on the business day next succeeding the Effective Date or as soon thereafter as is reasonably practicable and from time to time upon reasonable request, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Lead Underwriters may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Offer Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, including to include the most recent available consolidated financial statements and related disclosure of the Company if required at the time of effectiveness of any post-effective amendment to the Registration Statement, promptly to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and if any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Offer Prospectus, promptly to notify such Underwriter of any such event specified above and to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act, upon your request but at the expense of such Underwriter;

         (d) To cooperate as reasonably requested by the Lead Underwriters in conducting the Rights Offering and in the offering and sale of the Allotted Shares including, if reasonably requested by the Lead Underwriters, (i) to prepare, print and file, prior to the Closing Date if practicable, any supplement to the Prospectus or post-effective amendment to the Registration Statement required by the Lead Underwriters in order to comply with Item 508 of Regulation S-K under the Act with respect to sales by the Underwriters of Allotted Shares, and to include the most recent available consolidated financial statements and related disclosure of the Company if not then included in the Registration Statement, and (ii) to have appropriate officers of the Company prepare and make presentations to investors as reasonably requested by the Lead Underwriters in connection with sales of the Allotted Shares, as the case may be, for approximately one week prior to and during the Rights Exercise Period and for a period not to exceed one week immediately following the Determination Time.

         (e) To make generally available to its securityholders as required by the rules and regulations of the Commission, and in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

         (f) To furnish to its shareholders as required by the rules and regulations of the Commission after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as required by the rules and regulations of the Commission after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter as required by the rules and regulations of the Commission;

         (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that the Company will have no obligation to provide to you copies of any such documents to the extent such documents are available on EDGAR;

         (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement to repay indebtedness in the manner specified in the Current Prospectus under the caption "Use of Proceeds" and in accordance with the requirements of Exit Notes, the Working Capital Facility and the Senior Bank Facility;

         (i) That it will provide the Lead Underwriters with copies of any Participating Purchaser Agreement entered into after the date of this Agreement as promptly as practicable after execution thereof; that it will take all reasonable and necessary measures to enforce each Participating Purchaser Agreement and will not amend, modify or waive enforcement of any such agreements without the unanimous consent of the Lead Underwriters which consent, in the case of an amendment, modification or waiver that does not reduce or delay the Participating Purchaser's purchase or lockup commitments, shall not be unreasonably withheld; and that the Company will request a covenant from any transferor with respect to any Permitted Rights Transfer (as defined in each Participating Purchaser Agreement) that prior to any such transfer the transferor will obtain from the transferee an executed agreement providing for lock-up restrictions applicable to the transferee which are substantially identical to the lock-up restrictions applicable to the transferor;

         (j) To use its reasonable best efforts to (i) list and maintain for quotation the Shares on Nasdaq and (ii) list and maintain for quotation the Rights on Nasdaq during the period specified in the Prospectus;

         (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York city time, on the Pricing Date, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

         (l) To furnish or cause to be furnished to the Lead Underwriters each time that the Prospectus or the Registration Statement is amended or supplemented (i) following the Effective Date and until the Closing Date and
(ii) pursuant to any post-effective amendment required by the Lead Underwriters in order to comply with Item 508 of Regulation S-K under the Act and to include the most recent available consolidated financial statements and related disclosure of the Company with respect to sales of the Allotted Shares, an officer's certificate as specified in Section 7(a)(ii), written opinions as specified in each of Sections 7(a)(iii), 7(a)(iv), 7(a)(v), 7(a)(vi) and 7(a)(vii), and a customary "bring-down" letter as specified in Section 7(a)(viii) and 7(b)(viii), in each case dated as of the date of such post-effective amendment, modified to relate to the Prospectus or the Registration Statement as then amended or supplemented and in form and substance reasonably satisfactory to the Lead Underwriters;

         (m) To obtain from each director and executive officer of the Company and to use reasonable best efforts to obtain from each Participating Purchaser entering into a Participating Purchaser Agreement after the date of this Agreement, an executed copy of the form of agreement attached as Annex II hereto (the "LOCK-UP AGREEMENT"); and

         (n) To notify, or to cause the Subscription Agent to notify, in writing at 11:00 a.m. New York City time, or as promptly as practicable thereafter on each business day during the Rights Exercise Period, or more frequently if reasonably requested by the Lead Underwriters, the Lead Underwriters of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding business day or the most recent practicable time prior to such request, as the case may be.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the Rights Offering including expenses in connection with preparation and filing of the Registration Statement and any amendments thereto and the costs of printing, mailing and delivering any Preliminary Prospectus or Prospectus to the Company's Shareholders and to the Underwriters and dealers; (ii) all expenses reasonably necessary to permit the Rights and the Shares to be offered and sold as provided in Section 5(b) hereof, including the expenses of counsel for the Underwriters in connection therewith; (iii) all fees and expenses in connection with listing the Rights and the Shares on Nasdaq; (iv) the filing fees incident to, and fees and expenses of Underwriters' counsel in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of Rights Offering and the sale of the Shares; (v) the cost of preparing rights and stock certificates;
(vi) the cost and charges of the Subscription Agent and any transfer agent or registrar; (vii) all costs incident to the placement of Shares with Participating Purchasers; (ix) the costs and expenses of the Company incident to the proposed offer and sale of the Allotted Shares by the Underwriters, including without limitation any roadshow expenses of the Company; and (x) all other costs and expenses incident to the Company's performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising or roadshow expenses of the Underwriters in connection with sales of the Allotted Shares.

         7. (a) The several obligations of the Underwriters shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Effective Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (i) The Registration Statement shall have become effective, and you shall have received a notice thereof as soon as practicable thereafter; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (ii) The Lead Underwriters shall have received on the Effective Date, a certificate in the form as set forth in Annex I hereto, dated as of such date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company in such person's capacity as such officer;

               (iii)Fried, Frank, Harris, Shriver & Jacobson, special U.S. counsel for the Company, shall have furnished to you their written opinion, dated the Effective Date, in form and substance reasonably satisfactory to you, in substantially the form provided to you on the date of this Agreement and to the effect that:

                           (A) The Company is a corporation duly incorporated,
                  validly existing and in good standing under the laws of the State of Delaware;

                           (B) The Company has corporate power and authority
                  under the Delaware General Corporation Law to own its properties and conduct its business as described in the Prospectus;

                           (C) The Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of the State of New York;

                           (D) Each of Communications Cable Funding Corp., NTL
                  (UK) Group, Inc. and NTL (Triangle) LLC (each, a ''Material Subsidiary'') are validly existing as business entities in good standing under the laws of the State of Delaware;

                           (E) The Company's authorized capital stock is as set
                  forth in the Prospectus under the caption "Capitalization";

                           (F) The description of the Company's common stock and
                  Rights contained in the Prospectus, to the extent that such information constitutes matters of law or summaries of legal matters or documents, has been reviewed by such counsel and is correct in all material respects;

                           (G) The Shares have been duly authorized by the
                  Company and, when issued and delivered and paid for as provided in this Agreement and the Prospectus, will be validly issued and fully paid and nonassessable; the Rights have been duly authorized by the Company and are enforceable in accordance with their terms;

                           (H) This Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (I) The distribution of the Rights, the issuance of
                  the Shares upon the exercise of the Rights, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not conflict with or result in a violation of, or constitute a default under, any document governed by the laws of the State of New York, which document is listed as an Exhibit to the Registration Statement, and will not conflict with or result in a violation of, or constitute a default under the Indenture, dated as of November 15, 1995 (as supplemented by the First Supplemental Indenture dated as of October 29,
                  1998), between Comcast UK Cable Partners Limited (now known as NTL (Triangle) LLC) and Bank of Montreal Trust Company, or the Indenture for the L135,000,000 10% Senior Notes due February 1, 2008, and for the L110,000,000 9-1/8% Senior Notes due February 1, 2008, dated as of February 6, 1998, among Diamond Holdings plc, Diamond Cable Communications plc, as Guarantor, and the Bank of New York, (ii) do not violate any provision of the Certificate of Incorporation or the By-laws of the Company or any Material U.S. Subsidiary and (iii) do not violate any statute, rule, regulation, order or decree of any court or governmental agency or body of the State of New York, the United States or the State of Delaware under the Delaware General Corporation Law which, in the experience of such counsel, are normally applicable to transactions of the type contemplated herein. Such opinion may be limited (x) insofar as it addresses any order or decree, to those decrees or orders, if any, that have been listed in a certificate of the Chief Financial Officer of the Company furnished to such counsel, (y) in that such counsel need express no opinion with respect to any violation not readily ascertainable from the face of any agreement or court decree or order, or arising under or based upon any cross-default provision, insofar as it relates to a default under an agreement not listed as an Exhibit to the Registration Statement or court decree or order not listed in such certificate, or arising under or based upon any covenant of a financial or numerical nature or requiring computation and (z) in that such counsel gives no opinion in this paragraph with respect to any antifraud provisions of the federal or any state securities laws;

                           (J) No consent, approval, authorization, order,
                  registration or qualification of or with any court or governmental agency or body is required under any United States Federal or New York State statute or any provision of the Delaware General Corporation Law which, in the experience of such counsel, are normally applicable to transactions of the type contemplated herein, for the distribution of the Rights, the issuance and delivery of the Shares upon exercise of the Rights, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated in the Agreement, except for (i) such consents or approvals as have been obtained and are in full force and effect, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Allotted Shares by the Underwriters and (iii) with respect to the opinion rendered on the Effective Date, any approvals under the HSR Act that have not been obtained as of the Effective Date.

                           (K) The statements in the Prospectus under the
                  captions "Description of Capital Stock", "Material U.S. Tax Consequences", and "Description of Our Indebtedness -- 19% Senior Secured Notes due 2010", insofar as they purport to summarize legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein;

                           (L) The Company is not, and after giving effect to
                  the Rights Offering, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (M) The Company is not required to register the
                  Shares being sold to the Participating Purchasers under the Act in connection with the offer, sale and delivery of the Shares to the Participating Purchasers in the manner and under the circumstances contemplated by the Participating Purchaser Agreements, provided, however, that such counsel need not express any opinion as to when or under what circumstances any Shares may be reoffered or resold by the Participating Purchasers;

                           (N) The Registration Statement and the Prospectus
                  (except for financial statements, notes, schedules and other financial data included therein as to which such counsel need express no opinion), as of the Effective Date, appeared on their face to be responsive as to form in all material respects with the Act and the applicable rules and regulations thereunder.

                           Any references in such opinion to examination of
                  public records or reliance on certificates as to factual matters shall reflect that such procedures were completed or dated no earlier than one business day prior to the date of such opinion.

               (iv) Fried, Frank, Harris, Shriver & Jacobson, special U.S. counsel for the Company, shall have provided a disclosure letter, dated the Effective Date, in form and substance satisfactory to you, stating that no facts have come to their attention that cause such counsel to believe that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, such counsel shall state that no facts have come to such counsel's attention that cause such counsel to believe that the Prospectus, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading. In each case, however, such counsel need express no view or belief with respect to financial statements, notes, schedules and other financial data included in, or omitted from, the Registration Statement and Prospectus;

               Such counsel may state that their beliefs are based upon their participation in conferences with certain officers and representatives of, and the independent public accountants for, the Company at which the contents of the Registration Statement and the Prospectus were discussed and that, given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent provided in Section 7(a)(iii)(K) above.

               (v) Robert MacKenzie, Group Legal Director, NTL Group Limited, shall have furnished to you his written opinion, dated the Effective Date, in form and substance reasonably satisfactory to you, in substantially the form provided to you on the date of this Agreement to the effect that:

                           (A) Each Material Subsidiary of the Company that is
                  incorporated in any jurisdiction outside the United States (each a "MATERIAL NON-U.S. SUBSIDIARY") has been duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation as a limited liability company;

                           (B) Each of the Material Non-U.S. Subsidiaries has
                  the requisite corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus;

                  (C) No consent, approval, authorisation or order of any court or governmental agency or body in the United Kingdom or Republic of Ireland is required for the distribution of the Rights and the issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Prospectus;

                  (D) The distribution of the Rights, the issuance and delivery of the Shares upon exercise of the Rights, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Underwriting Agreement or the consummation of the transactions contemplated in accordance with the Underwriting Agreement and the Prospectus (x) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under the Telecoms Services Agreement dated June 7, 1995, as amended, between National Transcommunications Limited and Orange Personal Communications Services Limited, the Agreement for the Provision of Radio Services, dated October 19, 1999 between the Receiver for the Metropolitan Police District and National Transcommunications Limited, the Analogue Site Sharing Agreement, dated October 10, 1991 between National Transcommunications Limited and Crown Castle UK Limited or the Framework Agreement for the Provision of IT Outsourcing Services dated May 23, 2001, as amended, between ntl Group Limited and IBM United Kingdom Limited; and (y) such actions will not result in any violation of the provisions of the Memorandum of Association or the Articles of Association of the Material Non-U.S. Subsidiaries or any violation of, or any termination or material impairment of any license, authorisation, order, rule or regulation known to me of any court or governmental agency or body of the United Kingdom or the Republic of Ireland having jurisdiction over the Company or any of the Material Non-U.S. Subsidiaries or any of their properties in the United Kingdom or Ireland, including any license, authorisation, order, rule or regulation of ComReg, OFTEL, OFCOM, the ITC or the DTI;

                  (E) To such counsel's knowledge and save as disclosed in the
            Prospectus, there is no material, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which the Company or any of the Material Non-U.S. Subsidiaries is a party or to which any of their respective property is subject, the outcome of which, if determined adversely to the Company or any of the Material Non-U.S. Subsidiaries, would have individually or in the aggregate a material adverse effect on the Company's business, prospects, financial condition or results of operations and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

                  (F) All the issued shares of the Material Non-U.S.
            Subsidiaries have been duly allotted and issued and are fully paid and are owned by the Company, directly or indirectly, in the proportions stated in the Prospectus or list of subsidiaries included as an exhibit to the Registration Statement and (subject to counsel's review of the relevant charges registers as specified in such opinion) free of any charges, security interest claims, liens or encumbrances except for (i) those disclosed in the Prospectus, including liens in respect of the Exit Notes, the Working Capital Facility and the Senior Bank Facility, (ii) liens or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (iii) such other charges, security interest claims, liens or encumbrances as would not have a Material Adverse Effect;

                  (G) The Company and Material Non-U.S. Subsidiaries hold all material certificates, authorizations, licenses and permits issued by appropriate regulatory authorities in the United Kingdom and the Republic of Ireland necessary for them to conduct their respective businesses in the United Kingdom and the Republic of Ireland as described in the Prospectus;

                  (H) The descriptions of the laws and regulations in the United
            Kingdom and the Republic of Ireland contained in the Prospectus under the section "Business-Government Regulation" fairly summarise such matters in all material respects.

                  (I) None of the Material Non-U.S. Subsidiaries is in violation of its Memorandum and Articles of Association, nor are any Material Non-U.S. Subsidiaries in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                  Any references in such opinion to examination of public
            records or reliance on certificates as to factual matters shall reflect that such procedures were completed or dated no earlier than one business day prior to the date of such opinion.

            (vi) Travers Smith Braithwaite, English counsel to the Company, shall have furnished to you their written opinion, dated the Effective Date, in form and substance reasonably satisfactory to you, in substantially the form provided to you on the date of this Agreement and to the effect that:

                  (A) The distribution of the Rights and the issuance and
            delivery of the Shares upon exercise of the Rights and consummation of the Rights Offering by the Company, and the execution and delivery by the Company of this Agreement and compliance by the Company with all the provisions of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, in each case in accordance with the provisions of this Agreement and the Prospectus:

                  (x) will not conflict with or breach or result in a violation of any of the terms or provisions of, or constitute a default under, or a change of control for the purposes of, the Senior Credit Facility, the Working Capital Credit Facility or the commercial agreements listed in such opinion (such agreements to include each other agreement or instrument governed by English law and listed as an Exhibit to the Registration Statement, the Telecoms Services Agreement, dated June 7, 1995, as amended, between National Transcommunications Limited and Orange Personal Communications Services Limited, the Agreement for the Provision of Radio Services, dated October 19, 1999 between the Receiver for the metropolitan Police District and National Transcommunications Limited, the analogue site Sharing Agreement, dated October 10, 1991 between national Transcommunciations Limited and Crown Castle UK Limited;

                  (y) will not result in a violation of the provisions of the
            Memorandum or Articles of Association of any of the Material Non-U.S. Subsidiaries incorporated in England, or a violation by the Company of any statute in the United Kingdom or of any order, rule or regulation of any court, arbitrator or governmental agency or body in the United Kingdom known by such counsel to be applicable to the Company, including any license, authorisation, order, rule or regulation of OFTEL, OFCOM, ITC and DTI; and

                  (z) will not result in any violation by the Company of the provisions of any United Kingdom securities laws including the Companies Act 1985, the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000.

                  (B) The statements set forth in the Prospectus under the
            captions "Business - Government Regulation" (other than the reference to "Communications Regulation Act 2002" in the sub-section "Regulation by the European Union", the sub-sections headed "Regulation of BT" and "Regulation in the Republic of Ireland" and specified statements therein describing beliefs, opinions or expectations of the Company), "Description of our Indebtedness - Senior Credit Facility - and - Working Capital Credit Facility" and "Enforceability of Civil Liabilities" to the extent the same relates to matters of United Kingdom law, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and true in all material respects.

                  (C) Assuming that the Rights Offering is made in the United
            Kingdom only to permitted persons specified in such opinion and in the inside front cover of the Prospectus, no consent, approval, authorisation, order, registration or qualification of or with any court or governmental agency or body in the United Kingdom is required for the issuance of the Rights and the sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement and compliance with all the provisions of this Agreement and the consummation of the transactions contemplated herein, in each case in accordance with provisions of this Agreement and the Prospectus.

                  Such opinion may state that save as referenced to in (B)
            above, such counsel is not passing comment upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and have made no independent check or verification thereof.

                  Any references in such opinion to examination of public
            records or reliance on certificates as to factual matters shall reflect that such procedures were completed or dated no earlier than one business day prior to the date of such opinion.

            (vii) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Effective Date, with respect to the matters covered in paragraphs (H), (K) (but only with respect to the matters under the captions "Underwriting" and "Certain United States Federal Income Tax Consequences") and (N) of subsection (iii) above and with respect to the matters covered in subsection (iv) above, in substantially the form provided to you on the date of this Agreement;

            (viii) Ernst & Young LLP shall have furnished to you a "comfort letter" or "comfort letters", dated the Effective Date, in form and substance satisfactory to you and in substantially the form provided to you on the date of this Agreement, relating to the Prospectus and to the financial statements of the Company NTL Europe, Inc. and NTL (Delaware), Inc., issued in accordance with Statement of Accounting Standards ("SAS") No. 72 and reflecting performance of an interim review of the Company's financial statements for the most recently completed fiscal quarter of the Company for which consolidated financial statements are available, in accordance with SAS No. 100, in substantially the form provided to you on the date of this Agreement;

            (ix) The Company shall have entered into Participating Purchaser Agreements with Participating Purchasers where such Participating Purchasers commit to purchase Shares in an aggregate amount as specified in the Offer Prospectus (the "PARTICIPATING PURCHASERS' COMMITMENT") and each such Participating Purchaser Agreement remains in full force and effect, in the form provided to the Lead Underwriters prior to the Effective Date, except with respect to such amendments as have been approved with the unanimous consent of the Lead Underwriters in accordance with Section 5(i); and no right to termination by any such Participating Purchaser has arisen with respect to the Total Offering Size (as defined in Schedule II) (unless any such right has been waived in writing by such Participating Purchaser);

            (x) The Rights and the Shares shall be duly listed for quotation on Nasdaq as at the Effective Date; and

            (xi) Each of the Participating Purchasers whose purchase of Shares is subject to the terms of the HSR Act shall have received approval, or the applicable waiting period shall have expired or been terminated, under the HSR Act with respect to such purchase.

      (b) The several obligations of the Underwriters to subscribe for the Allotted Shares and to pay the corresponding Purchase Price shall be subject, in their reasonable discretion, to the conditions that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (i) The Registration Statement shall remain in effect; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (ii) The Shares shall have been duly listed for quotation on Nasdaq continuously since the Effective Date and the Rights shall have been duly listed for quotation on Nasdaq continuously during the Rights trading period specified in the Prospectus;

            (iii) The Lead Underwriters shall have received on the Closing Date, a certificate in the form as set forth in Annex I hereto, dated as of such date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company in such person's capacity as such officer;

            (iv) Fried, Frank, Harris, Shriver & Jacobson, special U.S. counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, covering the matters set forth in Sections 7(a)(iii) and 7(a)(iv), except that the disclosure letter referred to in Section 7(a)(iv) shall also address the disclosure set forth in the Prospectus as of the Closing Date. In giving such opinion, counsel may state that between the Effective Date and the time of delivery of such letter, such counsel has participated in additional conferences with certain officers and representatives of, and independent accountants for the Company at which the contents of the Registration Statement and the Prospectus were discussed to a limited extent;

            (v) Robert MacKenzie, Group Legal Director, NTL Group Limited, shall have furnished to you such written opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, covering the matters set forth in Section 7(a)(v);

            (vi) Travers Smith Braithwaite, English counsel to the Company, shall have furnished to you such written opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, covering the matters set forth in Section 7(a)(vi);

            (vii) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, covering the matters set forth in Section 7(a)(vii), except that such opinion shall also address the disclosure set forth in the Prospectus as of the Closing Date;

            (viii) Ernst & Young LLP shall have furnished to you a customary "bring-down" letter or letters, dated the Closing Date, in form and substance satisfactory to you confirming the matters set forth in Section 7(a)(viii), except that the procedures specified therein shall have a "cut-off" date of one day prior to the Closing Date;

            (ix) No injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares;

            (x) During the Rights Exercise Period the Participating Purchasers shall have exercised Rights to purchase Shares, and shall have purchased such Shares on or before the Closing Date, in an aggregate amount equal to the Participating Purchasers' Commitment, provided, that to the extent necessary to comply with Nasdaq Stock Market Rule 4350 without requiring stockholder vote, the Participating Purchasers may satisfy their purchase commitments by purchasing preferred stock of the Company in lieu of Shares;

            (xi) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each director and executive officer of the Company and each Participating Purchaser, substantially in the form of Annex II; and

            (xii) Each of the Participating Purchasers whose purchase of Shares is subject to the terms of the HSR Act shall have received approval, or the applicable waiting period shall have expired or been terminated, under the HSR Act with respect to such purchase.

      The Company shall use all reasonable endeavors to procure the fulfillment of the conditions set out in this Section 7 by the times and dates stated herein.

      If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by a majority of the Lead Underwriters, by notifying the Company of such termination in writing at or prior to the Effective Date or the Closing Date, as the case may be.

      In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

      8. (a) The Company will indemnify and hold harmless each Underwriter and, if applicable, the Independent Underwriter in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any action taken by any Underwriter at the Company's written request with respect to compliance with state securities laws within the United States (including delivery of any Preliminary Prospectus or Prospectus by, or the making of any offers and sales through, the Underwriters), and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information, through the Lead Underwriters expressly for use therein specified in subsection (c) below; provided further that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure was a result of the Company's failure to comply with its obligations, including under Section 5(c) hereof.

      (b) If an Independent Underwriter shall be required in connection with the Rights Offering, the Company will indemnify and hold harmless the Independent Underwriter, in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by the Independent Underwriter as QIU in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the Independent Underwriter in performing the services as QIU, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof as such expenses are incurred.

      (c) Each Underwriter will indemnify and hold harmless the Company and the Independent Underwriter, if applicable, against any losses, claims, damages or liabilities to which the Company or the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information.

      (d) If an Independent Underwriter shall be required in connection with the Rights Offering, the Independent Underwriter will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information.

      (e) Promptly after receipt by an indemnified party under subsection (a),
(b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b), (c) or (d) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying person shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Rights and Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Rights Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      9. (a) If any Underwriter (other than any Lead Underwriter, but including an Additional Underwriter) shall default in its obligation to purchase the Allotted Shares which it has agreed to purchase hereunder, the Company shall have the right to require each Lead Underwriter to purchase its pro rata share of the Allotted Shares of such defaulting Underwriter or Underwriters, for which service the Lead Underwriters will receive the fees corresponding to the Shares allotted to the defaulting Underwriter. Nothing herein shall relieve a defaulting Underwriter from liability for its default. You may in your discretion arrange for you or another party or other parties to purchase such Allotted Shares on the terms contained herein. In the event of such default, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Allotted Shares.

      (b) If any Lead Underwriter shall default in its obligation to purchase the Allotted Shares which it has agreed to purchase hereunder, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Allotted Shares.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Shares are not delivered by or on behalf of the Company as provided herein and in the Current Prospectus, the Company will reimburse the Underwriters through you for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

      12. This Agreement may be terminated by a majority of the Lead Underwriters, in their absolute discretion:

      (a) if, at any time after execution and delivery of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq or any limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either exchange; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either United Kingdom or United States Federal or New York State authorities or a material disruption in commercial baking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war or (v) any change in the financial markets, currency exchange rates or controls or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in this clauses (iv) or (v), in the judgment of a majority of the Lead Underwriters, makes it impracticable or inadvisable to proceed with the rights offering or to market the Allotted Shares as contemplated in the Initial Prospectus;

      (b) in the circumstances set forth in Section 7;

      (c) if, at any time after the execution and delivery of this Agreement,
(A) since the date of the latest audited financial statements included in the Initial Prospectus, either the Company or its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Initial Prospectus, (B) since the date of the latest audited financial statements included in the Initial Prospectus either the Company or any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Initial Prospectus, or (C) since the respective dates as of which information is given in the Initial Prospectus there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in or affecting the business, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, other than as set forth in the Initial Prospectus, the effect of which, in any such case described in clause (A) or (B) or (C), is in the judgment of a majority of the Lead Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the Rights Offering or to market the Allotted Shares on substantially the terms described in the Initial Prospectus;

      (d) if the Effective Date shall not have occurred by the date which is eight weeks following the date of this Agreement; provided that if, at least one business day prior to such date or any extension of such date, the Company notifies the Lead Underwriters in writing that it wishes to extend such date for a consecutive period of not less than one week and, subject to the proviso below, not more than three weeks, then the Lead Underwriters may not terminate pursuant to this paragraph (d) for such further period, provided further that the total period of any such extension or extensions shall not exceed three additional consecutive weeks. In the event of any extension hereunder, the Underwriting Fee shall be increased by an amount equal to 0.125% of the Total Offering Size (as defined in Schedule II) for each week or part thereof that this Agreement is so extended. Such amount shall be payable on the Closing Date; or

      (e) if the Closing Date shall not have occurred by the date which is 5 business days after the end of the Rights Exercise Period.

      This Agreement may also be terminated in the circumstances set forth in
Section 9(b) of this Agreement.

      13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Lead Underwriters.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Lead Underwriters at the following addresses:

      Deutsche Bank Securities Inc.
      31 West 52nd Street
      New York, NY 10019
      Attention: General Counsel
      Fax: +1-212-797-9344

      Goldman, Sachs & Co.
      85 Broad Street,
      New York, New York 10004
      Attention: Registration Department
      Fax: +1-212-357-5505

      J.P. Morgan Securities Inc.
      277 Park Avenue
      New York, New York 10172
      Attention: Syndicate Desk
      Fax: +1-212-622-8358
      Copy to: +44-20-7325-8168

      with a copy to:

      Davis Polk & Wardwell
      450 Lexington Avenue
      New York, NY, 10017
      Attention: Charles S. Whitman III
      Fax: +1-212-450-4800
and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(e) hereof shall also be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof if sent by mail, or dispatch thereof, if sent by facsimile with transmission confirmation received.

      14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      17. The Company (and each employee, representative and agent of the Company) is authorized to disclose to any person any and all aspects of the tax treatment and tax structure of this potential transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without the Underwriters imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters may be made pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    NTL Incorporated

                                    By: /s/ Scott E. Schubert
                                       ------------------------------
                                       Name:  Scott E. Schubert
                                       Title: Chief Financial Officer

Accepted as of the date hereof:

Deutsche Bank Securities Inc.


By: /s/ Frank Comas
   -------------------------------
   Name:  Frank Comas
   Title: Managing Director


By: C. Cullom Davis
   -------------------------------
   Name:  C. Cullom Davis
   Title: Vice President



  /s/ Goldman, Sachs & Co.
  -------------------------------
  (Goldman, Sachs & Co.)



  J.P. Morgan Securities Inc.


By: J. Andrew Sanford
   -------------------------------
   Name:  J. Andrew Sanford
   Title: Managing Director

      The undersigned hereby agrees to act as an Underwriter under the terms and conditions of this Agreement and agrees that its Underwriting Commitment
(subject to increase pursuant to Section 3(d)) shall be $                 .


Name of Additional Underwriter:
                               -------------------------------------



Date:



By:
   -------------------------------
   Name:
   Title:

                                   SCHEDULE I

                   UNDERWRITER                         UNDERWRITER COMMITMENT
                   -----------                         ----------------------
Deutsche Bank Securities Inc.................              $275,333,333.33
Goldman, Sachs & Co..........................              $275,333,333.33
J.P. Morgan Securities Inc...................              $275,333,333.33
                                                           ---------------
TOTAL UNDERWRITER COMMITMENT                               $826,000,000.00

                               SCHEDULE II - FEES

      MANAGEMENT FEE:

      The Company shall pay to the Underwriters an amount equal to 1.00% (the "MANAGEMENT FEE") of the greater of (a) the aggregate size of the Rights Offering as at the date of this Agreement and (b) the aggregate size of the Rights Offering as at the Effective Date, (the "TOTAL OFFERING SIZE"); provided that such Management Fee shall not exceed $10,500,000.

      UNDERWRITING FEE:

      The Company shall pay to the Underwriters an amount equal to a percentage of the greater of (a) the Total Underwriter Commitment as at the date of this Agreement and (b) the Total Underwriter Commitment as reflected in the Offer Prospectus (the "UNDERWRITING FEE"). The relevant percentage shall be determined as set forth in the following table:

     Total Underwriter Commitment
    (at or above until next level)      Underwriting Fee %
    ------------------------------      ------------------
             826,000,000                       2.5%

             876,000,000                     2.625%

             926,000,000                      2.75%

             976,000,000                     2.875%

           1,026,000,000                       3.0%

           1,050,000,000                       3.0%

      ADDITIONAL FEES:

      An additional fee of 0.25% of the Total Offering Size may be paid to the Underwriters at the sole discretion of the Company, such additional fee to be determined at the first board meeting of the Company following the Closing Date (the "DISCRETIONARY FEE").

                          SCHEDULE III - PRICING TERMS

      PURCHASE PRICE CALCULATION

      The Purchase Price for the Shares will be determined in accordance with the following:

      P = R X (1-D) - (S X D) / SO

            Where P = Purchase Price.

                  R = Reference Price; which shall be determined by the Company and the Lead Underwriters on the Pricing Date and shall be either (i) the volume weighted average price for the Company's common stock ("VWAP") for the three trading days immediately preceding the Pricing Date or (ii) the last bid price on the Pricing Date.

                  D = Discount to TERP, calculated in accordance with Section 3(e) (the "DISCOUNT").

                  S = Size of the Rights Offering in total (i.e., $1,050,000,000 to $1,450,000,000).

                  SO = Shares of common stock of the Company outstanding immediately prior to the calculation of the Purchase Price.

      PRICE CEILING

      Notwithstanding anything to the contrary in this Schedule III, the Purchase Price per Share shall not exceed the greater of (i) $40.00 and (ii) the amount calculated by applying a 30% discount to the TERP.

      TERP shall be calculated as follows:

      TERP = (SO X R) + (NS X P)
             ------------------
                  SO + NS

            Where SO = Shares of common stock of the Company outstanding immediately prior to the calculation of the Purchase
                       Price.

                  R  = Reference Price, calculated as above.

                  NS = Total number of shares to be issued in the Rights
                       Offering.

                  P  = Purchase Price.

      ADJUSTMENT TO DISCOUNT

      In the event that the Company exercises its option to increase the Total Underwriter Commitment as provided in Section 3(d), then the Discount shall be increased in accordance with the following schedule:

       Total Underwriter Commitment
      (at or above until next level)      Discount
      ------------------------------      --------
             826,000,000                     20%

             876,000,000                     21%

             926,000,000                     22%

             976,000,000                     23%

           1,026,000,000                     24%

           1,050,000,000                     24%


      ADDITIONAL CONSIDERATIONS

      The Company may, at its option after the date of this Agreement, enter into agreements with additional Shareholders who will become Participating Purchasers subscribing for shares of common stock at prices agreed between the Company and such Shareholder. The Company agrees that in the event that the aggregate purchase price to be paid (i) for shares of common stock that are to be sold pursuant to agreements with Participating Purchasers and (ii) by the Underwriters assuming their purchase of the maximum number of Shares they have committed to purchase under this Agreement, exceeds $1.45 billion, then the compensation per Share offered to such additional Shareholders shall not be greater than 1.6666% of the Purchase Price.

                       SCHEDULE IV - MATERIAL SUBSIDIARIES



      1.   ntl Group Limited (England)

      2.   National Transcommunications Limited (England)

      3.   ntl Investment Holdings Limited (England)

      4.   ntl (CWC) Limited (England)

      5.   ntl Communications Services Limited (England)

      6.   ntl Midlands Limited (England)

      7.   ntl Cambridge Limited (England)

      8.   ntl Teesside Limited (England)

      9.   ntl Communications (Ireland) Limited (Ireland)

      10.  ntl Business Limited (England)

      11.  Communications Cable Funding Corp. (US)

      12.  NTL (UK) Group, Inc. (US)

      13.  NTL Communications Limited (England)

      14.  NTL (Triangle) LLC (US)

      15.  Diamond Cable Communications Ltd (England)

      16.  Diamond Holdings Limited (England)

                                                                         ANNEX I

                          FORM OF OFFICER'S CERTIFICATE

          The officer's certificate of the Company, dated the [Effective Date/Closing Date], shall be to the effect that:

          1. The representations and warranties of the Company contained in the Underwriting Agreement and required to be given on the date hereof are, to the best of such officers' knowledge, after reasonable investigation, true and correct as of the date hereof.

          2. Except as disclosed in the Prospectus, (i) neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) since the date of such financial statements neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, (iii) since the respective dates of the information which is given in the capitalization table set forth in the Current Prospectus, including the notes thereto, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than the distribution of the Rights and the issuance of the Shares upon exercise thereof in connection with the Rights Offering, and (iv) since the date of the latest audited financial statements included in the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

          3. The Company has complied in all material respects with all of its agreements and satisfied all of the conditions on its part which are to be performed or satisfied by it pursuant to the Underwriting Agreement on or before the date hereof.

          All defined terms as used herein, unless otherwise defined, have the meanings assigned to them in the Underwriting Agreement.


      By:
         -----------------------------
         Name:
         Title:

                                                                        ANNEX II
                                NTL INCORPORATED

                                LOCK-UP AGREEMENT

                                                                          [DATE]

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005-2858

and

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

and

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

RE: NTL INCORPORATED - LOCK-UP AGREEMENT

Ladies and Gentlemen:

      The undersigned understands that you, as the lead underwriters (the "LEAD UNDERWRITERS"), propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") on your own behalf and on behalf of the underwriters who may become party to such agreement (collectively, the "UNDERWRITERS"), with NTL Incorporated, a Delaware corporation (the "Company"), providing for a Rights Offering. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Underwriting Agreement.

      In consideration of the agreement by the Underwriters to underwrite the Rights Offering and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter agreement and continuing to and including [the date 90 days after the Closing Date or, if no Shares are Allotted to the Underwriters, 90 days after the Determination Time] [ -- in the case of any Participating Purchaser other than the Participating Purchasers named in the Initial Prospectus insert -- the Closing Date or, if no Shares are allotted to the Underwriters, the Determination Time], the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company ("SHARES"), or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the "Commission") (collectively the "UNDERSIGNED'S SHARES").

      The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

      Notwithstanding the foregoing, the undersigned may (A) exercise their Rights pursuant to the Rights Offering and acquire Shares upon exercise of such Rights, or (B) sell Rights distributed to them in the Rights Offering, [ -- in the case of any officer or director insert -- or (C) transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or
(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value], or
(D) with the prior written consent of a majority of the Lead Underwriters. [ -- In the case of any officer or director insert --For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.] The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Rights Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                Very truly yours,


                              ------------------------------------
                              Exact Name of Shareholder

                              ------------------------------------
                              Authorized Signature

                              ------------------------------------
                              Title

                                                                       ANNEX III


                       PARTICIPATING PURCHASER AGREEMENTS